Exhibit 10.2

AMENDMENT NO. 3

This AMENDMENT NO. 3, dated as of March 23, 2009 (“Amendment No. 3”), is entered into by and among DAYTON SUPERIOR CORPORATION, a Delaware corporation (the “Borrower”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), a Delaware corporation, as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and GE Capital, as administrative agent and collateral agent, are party to the Term Loan Credit Agreement dated as of March 3, 2008 (as amended by Amendment No. 1, dated as of June 4, 2008, and Amendment No. 2, dated as of March 16, 2009, the “Original Credit Agreement”; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Original Credit Agreement); and

WHEREAS, the Borrower wishes to amend the Original Credit Agreement in the manner set forth below; and

WHEREAS, the Lenders, subject to the terms and conditions of this Amendment No. 3, are willing to amend the Original Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lenders agree as follows:

Section 1.
AMENDMENT

Subject to the satisfaction of the condition to effectiveness referred to in Section 3 below, the Original Credit Agreement is hereby amended as follows:

       (a)  Section 1.1 of the Original Credit Agreement is hereby amended by adding in the appropriate alphabetical places the following definitions:

‘“Amendment No. 3’ means Amendment No. 3 to this Agreement dated as of March 23, 2009 among the Borrower, the Administrative Agent and the Lenders signatory thereto.”

‘“Amendment No. 3 Effective Date’ means March 23, 2009.”

       (b)  The definition of the term “Base Rate” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety as follows:

‘“Base Rate’ means the greatest of (i) the rate last quoted by The Wall Street Journal as the “Prime rate” (viz., as of the date hereof, the base rate posted by 70% of the nation’s largest banks) in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent), (ii) 400 basis points in excess of the Federal Funds Rate, (iii) 4.25% per annum and (iv) a per annum rate equal to the Eurodollar Rate calculated based on an Interest Period of three months plus the difference between the Applicable Margin for Eurodollar Rate Loans and the Applicable Margin for Base Rate Loans.”

       (c)  The definition of the term “Scheduled Maturity Date” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety as follows:

“‘Scheduled Maturity Date’ means April 9, 2009.”

       (d)  Section 2.9(b)(i) of the Original Credit Agreement is hereby amended by inserting the following immediately prior to the word “and” which ends such Section 2.9(b)(i): “, provided, that from and after the Amendment No. 3 Effective Date, in lieu of payments every three months from the first day of such Interest Period, payments of interest on Eurodollar Loans shall be made on the last day of each calendar month within such Interest Period,”.

       (e)  Section 2.10(a) of the Original Credit Agreement is hereby amended by adding the following sentence at the end of such Section 2.10(a): “Notwithstanding anything to the contrary contained in this Agreement, from and after the Amendment No. 3 Effective Date, no Interest Period other than a one month Interest Period may be selected for the conversion to or continuation of any Eurodollar Rate Loan.”

       (f)  Section 6.1(c) of the Original Credit Agreement is amended by inserting the following immediately after the phrase “90 days” appearing in such Section 6.1(c): “(or, in the case of the Fiscal Year ended December 31, 2008, 120 days)”.

       (g)  Section 6 of the Original Credit Agreement is amended by adding the following Sections 6.9 and 6.10 at the end of such Section 6 as follows:

“Section 6.9.  Additional Information.

In addition, from and after the Amendment No. 3 Effective Date, weekly, on Friday of each week, the Borrower shall deliver (i) to the Administrative Agent and the Lenders a Borrowing Base Certificate (as defined as of the date hereof in the Revolving Credit Agreement) with respect to Borrower and its Domestic Subsidiaries, accompanied by such supporting detail and documentation as has been delivered to the Revolving Credit Administrative Agent (other than any third party valuation reports prepared for the Revolving Credit Administrative Agent), as provided for therein in connection with a Borrowing Base Certificate and (ii) to the Administrative Agent and the Lenders, a 13 week rolling cash flow forecast, together with an explanation of the differences from the prior cash flow forecast, in each case, in form and substance satisfactory to the Lenders. Borrower shall also deliver to the Administrative Agent and the Lenders all term sheets, engagement letters, letters of intent, agreements in principle and definitive agreements and, to the extent requested by the Administrative Agent or any Lender, other material documents, in each case relating to efforts by or on behalf of Borrower to raise debt or equity capital or to sell Borrower, and Borrower agrees not to enter into any such agreement that is subject to confidentiality provisions that prohibit disclosure thereof to the Administrative Agent and the Lenders.  Borrower shall conduct weekly telephone calls with the Administrative Agent, the other Lenders who wish to participate, the advisors to the Administrative Agent and to the Lenders and the financial advisors to the Borrower. Such telephone calls may be conducted concurrently with those required by Section 6.9 of the Revolving Credit Agreement. From time to time, at the request of the Administrative Agent or any Lender, Borrower shall deliver to the Administrative Agent and the Lenders lists of all financial advisors retained by Borrower and descriptions of the compensation arrangements made with such financial advisors, and shall provide to the Administrative Agent and the Lenders access to such advisors and such other information as the Administrative Agent or any Lender may request with respect to work being performed by such advisors on behalf of the Borrower.

Section 6.10.  Additional Deliveries.

Concurrently with delivering or giving any financial statement, certificate, report, notice or writing, or providing other information, under the foregoing provisions of Section 6, Borrower will deliver a copy of such financial statement, certificate, report, notice or writing or provide such other information to the Lenders.”

       (h)  Section 7.7 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 7.7.  Access to Books and Records.  Each Group Member shall permit the Administrative Agent, the Lenders and any Related Person of any of them and any financial advisor to the Lenders or legal counsel to the Administrative Agent or to the Lenders (other than the Administrative Agent), as often as reasonably requested, at any reasonable time during normal business hours and with reasonable advance notice (except that, during the continuance of an Event of Default, no such notice shall be required) to (a) visit and inspect the property of each Group Member and examine and make copies of and abstracts from, the corporate (and similar), financial, operating and other books and records of each Group Member, (b) discuss the affairs, finances and accounts of each Group Member with any officer or director of any Group Member and (c) communicate directly with any registered certified public accountants (including the Group Members’ Accountants); provided that if such visit or inspection occurs at any time when no Default has occurred and is continuing, such visit or inspection shall be coordinated through the Administrative Agent.  Each Group Member shall authorize its respective registered certified public accountants (including the Group Members’ Accountants) to communicate directly with the Administrative Agent, the Lenders and their Related Persons and with any financial advisor to the Lenders or legal counsel to the Administrative Agent or the Lenders, and to disclose to the Administrative Agent, the Lenders and their Related Persons and any financial advisor to the Lenders or legal counsel to the Administrative Agent or the Lenders all financial statements and other documents and information as they might have and the Administrative Agent or any Lender reasonably requests with respect to any Group Member.”

       (i)  Section 7.11(c) of the Original Credit Agreement is hereby amended by inserting the following immediately prior to the period that ends such Section 7.11(c): “, provided, however, that notwithstanding the foregoing, from and after the Amendment No. 3 Effective Date, whether or not any Event of Default is continuing, the Administrative Agent may direct, and at the direction of the Required Lenders shall direct, that all cash or securities in any Controlled Deposit Account (other than Borrower’s disbursement account into which proceeds of the Loans under (and as such term is defined in) the Revolving Credit Agreement are deposited) or Controlled Securities Account be transferred on a daily basis to a deposit account maintained by and in the name of the Administrative Agent (which may be the deposit account described in Section 2.13(a)) for application to the Obligations”.

       (j)  Section 8.16 of the Original Credit Agreement is hereby amended by amending and restating clause (ii) thereof in its entirety as follows:  “(ii)          Liens permitted by Section 8.2(a) or Section 8.2(b),”

       (k)  Section 9.1 of the Original Credit Agreement is hereby amended by (i) replacing the period ending paragraph (h) of such Section 9.1 with “; or” and (ii) adding the following immediately thereafter:

“(i)  the Borrower shall extend the expiration date of the Exchange Offer and Consent Solicitation Relating to Debt Securities Issued by Dayton Superior Corporation, issued by the Borrower on July 15, 2008 (the “Exchange Offer”), to a date beyond April 9, 2009 or shall accept any of the Senior Subordinated Notes pursuant to the Exchange Offer.

(j)  the Borrower shall fail on or prior to April 9, 2009 to negotiate and deliver to the Administrative Agent a letter of intent or definitive term sheet for the acquisition of the Borrower by a Person acceptable to the Lenders on terms and conditions satisfactory to the Lenders; or

(k)  the Borrower shall fail to pay on or prior to 5:00 p.m. (New York time) on March 23, 2009, to the Administrative Agent, Gibson, Dunn & Crutcher LLP or King & Spalding LLP, in each case, in immediately available funds, the  fees and expenses and respective deposits described in Section 2(a) of Amendment No. 3.”

       (l)  Section 9.2 of the Original Credit Agreement is amended by replacing the phrase “During the continuance of any Event of Default, the Administrative Agent may, and, at the request of the Required Lenders shall,” with the phrase “During the continuance of any Event of Default the Administrative Agent (so long as General  Electric Capital Corporation is the Administrative Agent) may, or (so long as (x) General Electric Capital Corporation is not the Administrative Agent and (y) the “Obligations” under and as such term is defined in the Revolving Credit Agreement have been or are concurrently being, accelerated), General Electric Capital Corporation may, and at request of the Required Lenders, the Administrative Agent shall,”.

       (m)  Section 10.9(a) of the Original Credit Agreement is amended by amending and restating the first sentence thereof in its entirety as follows:  “The Administrative Agent may resign at any time and shall resign upon the written request of the Required Lenders in the event that an Event of Default is continuing, in each case by delivering notice of such resignation to the Lenders and the Borrower, effective on the date set forth in such notice (which date shall, in the case of a resignation upon request of the Required Lenders, be the date specified in such request, if any, provided that such date is no earlier than 5 days and no later than 30 days after the date such request is sent) or, if no such date is set forth therein, upon the date such notice shall be effective.”

       (n)  Section 11.1(a)(iv) of the Original Credit Agreement is amended by replacing the phrase “or to the application of any payment, including as set forth in Section 2.12” with the phrase “but shall apply to the application of all payments, including as set forth in Section 2.12.”

       (o)  Section 11.1(a)(vii) of the Original Credit Agreement is amended by inserting immediately prior to the semicolon ending such section the following “or change to a lesser percentage or number of Lenders any requirement that the Lenders approve any document or documents, event or circumstance”.

       (p)  Section 11.3(c) of the Original Credit Agreement is amended by replacing the text “including fees and disbursements of counsel, limited, solely in the case of Lenders other than the Administrative Agent, to one legal counsel” at the end of such Section 11.3(c) with the following text: “including fees and disbursements of (x) one legal counsel to the Administrative Agent (or, if GE Capital shall no longer be the Administrative Agent, one legal counsel to GE Capital) and (y) one legal counsel to, collectively, the Lenders other than GE Capital, which shall be selected by such Lenders (or, upon written notice from any such Lender to the Borrower that such Lenders do not wish to be represented by the same legal counsel, 50% of the fees and disbursements of one legal counsel to each such other Lender individually, to be selected in each case by each such other Lender, provided that no such Lender may select Gibson, Dunn & Crutcher LLP as its legal counsel in such event, and Gibson, Dunn & Crutcher LLP shall resign as counsel to such other Lenders upon joint written request of such other Lenders and payment of all accrued fees and disbursements of Gibson, Dunn & Crutcher LLP through such date of resignation), and one financial advisor to the Lenders”.

Section 2.
FEES AND EXPENSES

       (a)  On or prior to 5:00 p.m. (New York time) on March 23, 2009, Borrower shall promptly pay to Administrative Agent all reasonable costs, expenses and charges incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and any documents and instruments relating hereto pursuant to and consistent with Section 11.3 of the Credit Agreement.  On or prior to 5:00 p.m. (New York time) on March 23, 2009, the Borrower shall deposit with Gibson, Dunn & Crutcher LLP, counsel for Davidson Kempner Capital Management LLC and Silverpoint Capital, L.P., as Lenders, $50,000 to be applied toward payment of legal fees and disbursements of Gibson, Dunn & Crutcher LLP, and shall deposit with King & Spalding LLP, counsel for Administrative Agent, $25,000 to be applied toward payment of legal fees and expenses of King & Spalding LLP, in each case as incurred, in representation of such Lenders and the Administrative Agent, as the case may be, in connection with this Amendment No. 3 and the preservation of their rights and any potential restructuring, as provided under Section 11.3(c) of the Original Credit Agreement; and the Borrower agrees to pay all such fees and expenses, if any, in excess of such amount, to the extent payable under Section 11.3(c) of the Original Credit Agreement, upon demand by such Lenders or the Administrative Agent, as the case may be.  Borrower also confirms its obligation under Section 11.3 of the Credit Agreement to reimburse all reasonable costs, fees and expenses of an independent financial consultant selected by the Administrative Agent and the Revolving Credit Administrative Agent (as retained by independent counsel to the Administrative Agent and the Revolving Credit Administrative Agent); provided, that the Required Lenders may, in their sole discretion, on behalf of the Lenders, select an independent financial consultant to the Lenders to be retained by one or more of the Lenders or counsel to one of more of the Lenders, in any case, as determined by the Required Lenders, and notwithstanding anything in Section 11 of the Credit Agreement to the contrary, Borrower shall reimburse all reasonable costs, fees and expenses of such financial consultant, and Administrative Agent shall not be entitled to reimbursement by Borrower for the costs or expenses of a separate financial consultant to Administrative Agent, in its capacity as such.

       (b)  In consideration of the execution by Administrative Agent and the Lenders of this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Lender signing this Agreement shall earn a non-refundable fee, payable by Borrower on the Amendment No. 3 Effective Date to Administrative Agent for the pro rata benefit of such Lenders without offset, deduction or withholding of any kind, in an amount equal to 3.0% of such Lender’s outstanding Term Loans under the Credit Agreement as of the date hereof (without giving effect to this Agreement).  Such fee shall be paid-in-kind and capitalized as an additional principal amount of the Term Loans, and which shall, at the request of any Lender to whom such capitalized fee is owing, be evidenced by PIK Notes in the form of Exhibit K attached to the Credit Agreement.

Section 3.
CONDITIONS TO EFFECTIVENESS

This Amendment No. 3 shall be effective as of March 23, 2009 (the “Amendment No. 3 Effective Date”), subject to and upon satisfaction on or prior to such date of the following conditions: (i) receipt by the Administrative Agent of one or more counterparts of this Amendment No. 3 executed and delivered by the Borrower, the Administrative Agent and the Lenders, (ii) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Revolving Credit Agreement has been amended (or is concurrently being amended) pursuant to an amendment in the form of Annex I hereto (the “Revolving Credit Facility Amendment”), (iii) receipt by the Administrative Agent of a certificate of a Responsible Officer that no Default or Event of Default has occurred or is continuing, and (iv) the Borrower shall have delivered a PIK Note to each Lender that has made a request therefor of the Borrower representing such Lender’s pro rata portion of the principal amount of the fee referred to in, and capitalized pursuant to, Section 2(b) hereof.

Section 4.
LIMITATION ON SCOPE

Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendment set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or Lenders except to the extent specifically provided for herein.  The Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Event of Default.

Section 5.
MISCELLANEOUS

       (a)  The Borrower hereby represents and warrants that (i) this Amendment No. 3 has been duly authorized and executed by it, and the Original Credit Agreement, as amended by this Amendment No. 3, is its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; (ii) this Amendment No. 3 is being delivered in the State of New York; and (iii) each of the representations and warranties made or deemed made by Borrower under the Original Credit Agreement is true and correct as of the date of this Amendment No. 3.

       (b)  The Borrower hereby ratifies and confirms the Original Credit Agreement as amended hereby, and agrees that, as amended hereby, the Original Credit Agreement remains in full force and effect.

       (c)  The Borrower hereby acknowledges, confirms and agrees that, as of the date hereof, the security interests and liens granted to the Administrative Agent on behalf of itself and the Secured Parties under the Original Credit Agreement and the other Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

       (d)  The Borrower hereby acknowledges, confirms and agrees that as of the Amendment No. 3 Effective Date (giving effect to the provisions of this Amendment No. 3), the Borrower is in the aggregate indebted to the Administrative Agent and Lenders for Term Loans under the Loan Documents in the principal amount of $102,227,500, and that all such obligations under the Credit Agreement owing by the Borrower together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Borrower to the Administrative Agent and each Lender pursuant to the terms of the Loan Documents and this Amendment No. 3, are unconditionally owing by the Borrower to each Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever

       (e)  The Administrative Agent and each Lender party to this Amendment No. 3 hereby consents to the amendments and modifications set forth in that certain Revolving Credit Facility Amendment attached hereto as Annex I.

       (f)  The Borrower hereby represents and warrants as of the date hereof in favor of the Administrative Agent and each Lender that each and every representation and warranty heretofore made by the Borrower in the Original Credit Agreement and the other Loan Documents is true and correct as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date) and with specific reference to this Amendment No. 3 and all other Loan Documents executed and/or delivered in connection herewith, provided that the representation and warranty contained in this paragraph (f) shall not apply to the representation and warranty contained in Section 4.5 of the Original Credit Agreement or the representation and warranty contained in Section 4.6 of the Original Credit Agreement, except to the extent that the representation and warranty contained in Section 4.6 of the Original Credit Agreement constitutes a representation and warranty that the Borrower is Solvent within the meaning of clause (c) of the definition of the term ‘Solvent’.

       (g)  The Borrower agrees that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 3.

       (h)  This Amendment No. 3 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

       (i)  All references in the Loan Documents to the “Credit Agreement” and in the Original Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 3 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

       (j)  Each of the following provisions of the Original Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 3”: Section 11.11 (Notices), Section 11.13 (Governing Law), Section 11.14 (Jurisdiction), Section 11.15 (Waiver of Jury Trial), Section 11.16 (Severability) and Section 11.18 (Entire Agreement).

Section 6.
RELEASE

Borrower hereby releases, acquits, and forever discharges the Administrative Agent and each of the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which Borrower may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Administrative Agent or any Lender existing or occurring prior to the date of this Amendment No. 3 or any instrument executed prior to the date of this Amendment No. 3 including, without limitation, any claims, liabilities or obligations arising with respect to the Original Credit Agreement or the other of the Loan Documents.  The provisions of this Section 6 shall be binding upon Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders.

[signature pages follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

DAYTON SUPERIOR CORPORATION, a
Delaware corporation

By: /s/ Edward J. Puisis______________________
      Name:  Edward J. Puisis
      Title: Executive Vice President and CFO

LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION,

as Administrative Agent and a Lender

By: /s/ Michelle Handy______
      Name: Michelle Handy
      Title:  Its Duly Authorized Signatory

DK ACQUISITION PARTNERS, LP, as a Lender

By: M.H. DAVIDSON & CO., its general partner

By: /s/ Avi Friedman
      Name: Avi Friedman
      Title:  General Partner

FIELD POINT III, LTD., as a Lender

By: /s/ Michael A. Gatto____
      Name: Michael A. Gatto
      Title:  Authorized Signatory

FIELD POINT IV, LTD., as a Lender

By: /s/ Michael A. Gatto____
      Name: Michael A. Gatto
      Title:  Authorized Signatory

GRAND CENTRAL ASSET TRUST, SIL
SERIES, as a Lender

By: /s/ Brian Schott______
      Name: Brian Schott
      Title:  Attorney-in-fact

Annex I

Please see attached.

Please see Exhibit 10.2